                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the captions "Experts", "Selected Financial Data" and "Supplemental Selected Financial Data" and to the use of our reports as follows in the Registration Statement (Form S-1 No. 333-51437) and the related Prospectus of Vision Twenty-One, Inc. dated May 12, 1998 (as amended by Post-Effective Amendment No. 2 on Form S-3 to Form S-1).

SWAGEL-WOOTTON EYE CENTER, LTD. AND          OCTOBER 12, 1997
AZTEC OPTICAL LIMITED PARTNERSHIP

RICHARD L. SHORT, D.O., P.A.                 MARCH 14, 1997, EXCEPT FOR NOTE 12,
d/b/a EYE ASSOCIATES OF PINELLAS             AS TO WHICH THE DATE IS MARCH 28,
                                             1997

COCHISE EYE & LASER, P.C.                    MARCH 28, 1997, EXCEPT FOR NOTE 6,
                                             AS TO WHICH THE DATE IS MAY 1, 1997

RETINA ASSOCIATES, SOUTHWEST, P.C. AND       OCTOBER 31, 1997
DGL PROPERTIES, INC.

MANAGED HEALTH SERVICE, INC.                 NOVEMBER 21, 1997

MEC HEALTH CARE, INC. AND                    MARCH 5, 1998
LSI ACQUISITION, INC.
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                                             /s/ Ernst & Young LLP
                                             ---------------------------------
                                                 Ernst & Young LLP

Tampa, Florida
December 8, 1998